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                                                                 Exhibit No. 21

                           OMEGA HEALTH SYSTEMS, INC.
                                    Form 10-K
                                December 31, 1997

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NAME OF SUBSIDIARY                             NAME OF BUSINESS                  STATE OF INCORPORATION
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
Ocumanagement, Inc.                                                                     Texas
Omega Health Services of                    Omega Eye Care Center                       Alabama
         Birmingham, Inc.
Omega Health Systems of                     Omega Eye Center                            Tennessee
         Jackson, Inc.
Omega Health Services of                    Southern Eye Associates                     Tennessee
         Memphis, Inc.
Omega Health Systems of                                                                 Tennessee
         Middle Tennessee, Inc.
Ophthalmic Ambulatory Surgery               VisionAmerica                               Tennessee
         Center, Inc.
Omega Information Systems, Inc.                                                         Tennessee
Omega Health Systems of Oregon, Inc.        Cascade Eye Institute                       Oregon
Omega Health Services of                    Omaha Eye Institute                         Nebraska
         Nebraska, Inc.
Omega Health Systems of Utah, Inc.                                                      Utah
Omega Health Systems of                     Capital Eye Consultants                     Virginia
         Virginia, Inc.
Omega Health Systems of                                                                 West Virginia
         West Virginia, Inc.
Omega Medical Services, Inc.                                                            Tennessee
Ophthalmic Practice Enhancement, Inc.                                                   Tennessee
Co-Care Eye Centers, Inc.                                                               Pennsylvania
Clearwater OcuCenter, Inc.                  Omega Eye Associates                        Florida
Springfield OcuCenter, Inc.                 Missouri Eye Institute                      Missouri
St. Louis OcuCenter, Inc.                   Missouri Eye Institute                      Missouri
Tennessee Eye Health Network, Inc.                                                      Tennessee
The Eye Health Network, Inc.                                                            Colorado
VisionAmerica Laser Centers, Inc.                                                       Tennessee
Omega Health Systems of Florida, Inc.       Capital Eye Center                          Florida
Omega Health Systems of
         North Texas, Inc.                  EyeCare and SurgeryCenter                   Texas
Omega Surgical Associates of
         North Texas, Inc.                  EyeCare and SurgeryCenter                   Texas
Omega Eye Associates of
         Birmingham, Inc.                                                               Alabama
Omega Health Systems of Indiana, Inc.       Faust Eye Clinic                            Indiana
Omega Health Systems of the
         Great Lakes, Inc.                  Eye Surgeons and Consultants                Illinois
Omega Health Systems of
         San Antonio, Inc.                  Cataract and Laser Institute                Texas
Omega Health Systems of Ohio, Inc.          Central  Ohio Eye Institute                 Ohio
Omega Health Systems of Illinois, Inc.      Dillman Eye Care Associates                 Illinois
Primary Eyecare Network, Inc.                                                           California
PEN Resources, Inc.                                                                     California
Omega Health Systems of
         Crestview, Inc.                                                                Florida
Omega Health Systems of
         Jacksonville, Inc.                                                             Florida
Doctors Optical Lab, Inc.                   Providers Optical, Inc.                     California
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